Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pyrophyte Acquisition Corp. (the “Company”) for the quarterly period ended June 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Thomas W. Major, Chief Financial Officer and Executive Vice President of Business Development of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 22, 2022

	By:	/s/ Thomas W. Major
	Name:	Thomas W. Major
	Title:	Chief Financial Officer and Executive Vice President of Business Development
(Principal Financial and Accounting Officer)